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                                                                    EXHIBIT 10.7
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                             CAPITAL HOLDINGS, INC.

                           INCENTIVE STOCK OPTION PLAN

     Capital Holdings, Inc. a corporation organized and existing under the laws of the State of Ohio (hereinafter referred to as the "Company"), hereby adopts the following Incentive Stock Option Plan for certain of its officers and key employees:

1.   PURPOSE

     This Stock Option Plan (hereinafter referred to as the "Plan") is intended to advance the interests of the Company by providing officers and other key employees having substantial responsibility for the direction and management of the Company and its subsidiaries, whether now owned or hereafter acquired (hereinafter referred to as a "subsidiary"), with an opportunity to acquire a proprietary interest in the Company as an additional incentive to promote its success and to encourage them to remain in the employ of the company or a subsidiary of the Company. The Plan is intended to permit stock options granted under the Plan to qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). All options granted under the Plan, including Incentive Stock Options, are referred to as "Options."

2.   ADMINISTRATION OF PLAN

     The Plan shall be administered by the Board of Directors (the "Board"). The Board may adopt rules and regulations from time to time for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

3.   ELIGIBILITY

     The Board shall grant Options only to officers and other key employees of the Company and its subsidiaries who perform services of major importance in the management, operation and development of the business of the Company or of any subsidiary of the Company, and it shall determine the number of shares to be allocated to each Option. The Company shall effect the grant of Options under the Plan in accordance with determinations made by the Board pursuant to the provisions of the Plan by execution and delivery of written instruments in a form approved by the Board.

4.   STOCK

     Upon the approval of this Stock Option Plan by the Board and the Company's shareholders, one hundred-fifty thousand (150,000) shares of the Company's authorized common shares shall be set aside for the purposes outlined in this Plan. Options to purchase any shares issued



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pursuant to the Plan that, for any reason, expire or are terminated unexercised may be reissued under the Plan. The Company shall not be required to issue or deliver any certificate for shares of its stock purchased upon the exercise of any part of an Option before: (i) completion of any registration or other qualification of such shares under any state or federal law or ruling or regulation of any governmental regulatory body that the Company shall, in its sole discretion, determine is necessary or advisable; and (ii) the Board shall have been advised by counsel that all applicable legal requirements have been complied with.

5.   TAX CHARACTER OF OPTIONS

     The Board shall have discretion to designate whether Options shall be Incentive Stock Options or nonstatutory options. All Options granted shall be Incentive Stock Options, subject to the limitations described in Section 10, unless the Board determines otherwise. To the extent that an Option exceeds the limitations described in Section 10, the Option shall not be an Incentive Stock Option.

6.   PRICE

     The purchase price per share for those shares for which Options have been granted pursuant to this Plan shall be:

         A. The fair market value per share of the Company's common stock on the date the Option is granted; or

         B. In the event the person to whom an Option is granted hereunder shall own ten percent (10%) or more of the Company's common stock or that of any of its subsidiaries, the purchase price per share shall be one hundred and ten percent (110%) of the fair market value of the shares on which the Option is granted and any Option so granted must be exercised not later than five (5) years from the date it is granted.

7.   Duration and Exercise of Options

         A. Unless otherwise specifically noted in the grant of such options, the Option period shall be ten (10) years from the date the Option is granted, except as outlined in 6.B. above and provided that such period shall be reduced with respect to any Options, as outlined below, in the event of death or termination of employment or retirement of the Optionee; provided that in the case of merger, consolidation, dissolution or liquidation, the expiration date and the dates on which any part of the Option shall be exercisable for all of the shares covered thereby, shall be accelerated, but the effectiveness of such acceleration, and any exercise of the Option pursuant thereto in excess of the number of shares for which it would have been exercisable in the absence of such acceleration, shall be conditioned upon the consummation of such merger, consolidation, dissolution or liquidation.


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         B.   The exercise of any Option and delivery of the optioned shares shall be contingent upon receipt by the Company of the full purchase price in cash, or, if authorized by the Board of Directors in the Option Grant, in whole or in part in common shares of the Company valued at fair market value, as determined by the Board.

         C. No Option may be exercised after termination of employment of the Optionee except as hereinafter provided.

         D. Except as otherwise provided herein, and except as further restricted in the Grant of such option, no Option shall be exercisable for a five-year period following the date of grant.

         E. In the case of termination of employment or retirement, Options granted under the Plan may only be exercised, if otherwise timely,
              (i) within three (3) months after termination of employment for any reason other than by reason of disability; and (ii) within one
              (1) year after retirement or termination occurring by reason of disability (where disability shall mean and be limited to disability within the meaning of Section 22(e)(3) of the Internal Revenue Code). In any such case, the Option may not be exercised for more than the number of shares, if any, as to which it was exercisable by the Optionee immediately before such termination or retirement.

         F. Options may be exercised in whole or in part, but only with respect to whole shares of stock.

8.   NONTRANSFERABILITY OF OPTIONS

     An Option, by its terms, shall not be transferable otherwise than by will or by the laws of descent and distribution, and an Option may be exercised during the lifetime of the Optionee only by him.

9.   EFFECT OF STOCK DIVIDENDS, ETC.

     The Board shall make appropriate adjustments in the price of the shares and the number allotted or subject to allotment if there are any changes in the common stock of the Company by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers or consolidations.

10.  LIMITATIONS ON INCENTIVE STOCK OPTIONS

     Notwithstanding anything in this Plan to the contrary, the aggregate fair market value (determined at the time of grant) of stock for which Incentive Stock Options are exercisable for the first time under the terms of the Plan, by any employee during any calendar year, cannot exceed $100,000.

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11.  EXPIRATION AND TERMINATION OF THE PLAN

     Options may be granted under the Plan at any time until the Plan is terminated by the Board or until such earlier date when termination of the Plan shall be required by applicable law. If not sooner terminated, the Plan shall terminate automatically on February 13, 2006 which is ten years from the date on which the Plan was originally approved by the Board.

12.  AMENDMENTS

     The Board may from time to time make such changes in and additions to the Plan as it may deem proper; provided that no change shall be made that increases (except pursuant to Section 9) the total number of shares covered by the plan or effects any change in who may receive Options under the plan or materially increase the benefits accruing to optionees hereunder unless such change is authorized by a majority of the holders of the common stock of the Company. Notwithstanding the foregoing, the Board may amend the Plan, without stockholder approval, to the extent necessary to cause Incentive Stock Options granted under the Plan to meet the requirements of Section 422 of the Internal Revenue Code.

13.  INTERPRETATION

     The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualifications of Incentive Stock Options under Section 422 of the Internal Revenue Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.

14.  EFFECTIVE DATE OF THE PLAN

     This Plan shall become effective upon adoption by the Board and approval by the shareholders of the Company.

Date of adoption by Board of Directors:          February 13, 1996

Date of approval by Shareholders:                April 25, 1996


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